Exhibit 99.1

NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NOV Reports FIRST quarter 2023 eARNINGS

•
Revenue of $1.96 billion, down 5% sequentially and up 27% year-over-year
•
Operating Profit of $126 million, down $36 million sequentially and up $147 million year-over-year
•
Net Income of $126 million, or $0.32 per fully diluted share
•
Adjusted EBITDA* of $195 million, down $36 million sequentially and up $92 million year-over-year

*Adjusted EBITDA is a non-GAAP measure, see “Non-GAAP Financial Measures” and “Reconciliation of Adjusted EBITDA to Net Income (Loss)” below.

HOUSTON, TX, April 26, 2023 — NOV Inc. (NYSE: NOV) today reported first quarter 2023 revenues of $1.96 billion, a decrease of 5 percent compared to the fourth quarter of 2022 and an increase of 27 percent compared to the first quarter of 2022. Net income for the first quarter of 2023 was $126 million, or 6.4 percent of sales. Operating profit was $126 million, or 6.4 percent of sales. Under Other Items the Company recorded a net pre-tax credit of $4 million (see Corporate Information for additional details). Adjusted EBITDA decreased sequentially to $195 million, or 9.9 percent of sales.

“Our first quarter results show continued strong demand and year-over-year growth,” stated Clay Williams, Chairman, President, and CEO. “On a consolidated basis, revenue increased 27 percent compared to the first quarter of 2022, and our orders for capital equipment exceeded our shipments out of backlog by 9 percent. While the decline in North American natural gas prices may be a near-term headwind, the recovery in offshore and international activity is continuing to build strong momentum.

“Our first quarter results include the impact of seasonality and a significant supply chain disruption within our Wellbore Technologies segment, which arose during the quarter, along with unexpected charges that weighed on results. Nevertheless, the underlying performance across our business continued to improve, including better management against supply chain disruptions in most other areas. The need to retool the global oilfield service industry is driving a steady increase in tendering activity and backlog, along with greater demand for new technologies NOV developed through the downturn. As the world sharpens its focus on energy security, we expect rising demand in offshore and international markets to underpin steadily rising results for our organization as 2023 progresses.”

Wellbore Technologies

Wellbore Technologies generated revenues of $745 million in the first quarter of 2023, a decrease of two percent from the fourth quarter of 2022 and an increase of 23 percent from the first quarter of 2022. Operating profit was $96 million, or 12.9 percent of sales. Adjusted EBITDA decreased $13 million sequentially and increased $32 million from the prior year to $133 million, or 17.9 percent of sales. Results were negatively impacted during the quarter by continued supply chain challenges that disrupted the Segment’s drill pipe operations.

Completion & Production Solutions

Completion & Production Solutions generated revenues of $718 million in the first quarter of 2023, a decrease of three percent from the fourth quarter of 2022 and an increase of 35 percent from the first quarter of 2022. Operating profit was $44 million, or 6.1 percent of sales, and included a credit of $1 million from Other Items. Adjusted EBITDA decreased $12 million sequentially and increased $44 million from the prior year to $54 million, or 7.5 percent of sales. Results reflect typical seasonal declines in certain product lines and markets, partially offset by an improving rate of execution on projects, which contributed to a 37% increase in revenue out of backlog compared to the first quarter of 2022.

New orders booked during the quarter totaled $407 million, representing a book-to-bill of 96 percent when compared to the $422 million of orders shipped from backlog. As of March 31, 2023, backlog for capital equipment orders for Completion & Production Solutions was $1.60 billion, a decrease of $1 million from the fourth quarter of 2022 and an increase of $237 million from the first quarter of 2022.

Rig Technologies

Rig Technologies generated revenues of $550 million in the first quarter of 2023, a decrease of 11 percent from the fourth quarter of 2022 and an increase of 25 percent from the first quarter of 2022. Operating profit was $53 million, or 9.6 percent of sales, and included a credit of $3 million from Other Items. Adjusted EBITDA decreased $19 million sequentially and increased $33 million from the prior year to $69 million, or 12.5 percent of sales. Steadily improving demand for drilling equipment and aftermarket parts and services only partially offset the effect of strong capital equipment shipments in the fourth quarter that did not repeat and seasonal declines in the Segment’s aftermarket operations.

New capital equipment orders booked during the quarter totaled $251 million, representing a book-to-bill of 140 percent when compared to the $179 million of orders shipped from backlog. As of March 31, 2023, backlog for capital equipment orders for Rig Technologies totaled $2.88 billion, an increase of $83 million from the fourth quarter of 2022 and a decrease of $17 million from the first quarter of 2022.

Corporate Information

NOV recorded a net credit of $4 million in Other Items, primarily related to gains on sales of previously reserved inventory (see Reconciliation of Adjusted EBITDA to Net Income (Loss)) during the first quarter. The Company also recorded $8 million in charges related to environmental reserves and legal expenses.

During the first quarter, the Company increased its investment in Keystone Tower Systems (KTS), which resulted in NOV obtaining a controlling interest in the business and the consolidation of KTS’s results into NOV’s financial statements.

As of March 31, 2023, the Company had total debt of $1.73 billion, with $2.00 billion available on its primary revolving credit facility, and $774 million in cash and cash equivalents.

Significant Achievements

NOV will provide drilling and pipe-handling automation technology solutions to Exxon’s entire drillship fleet in Guyana as part of Exxon’s safety and performance improvement initiative in the region. Highlighted by the inclusion of NOV’s innovative robotics and vision solutions, NOV will provide proactive support throughout the entirety of operations through its Automation Lifecycle Management program and a 24/7 performance center.

NOV’s downhole technology continues to push drilling performance to new limits as highlighted by its recently introduced VectorTM Series 55RS motor, which enabled the drilling of a 24,890-foot well in one run at an average rate of penetration (ROP) of 188 feet per hour.

NOV was awarded a repeat order for the design license and jacking system of a large Wind Turbine Installation Vessel (WTIV) for a European client. This marks the sixth order for NOV's proprietary NG-20000 vessel design, which has become the industry standard for the international offshore wind installation market. As offshore wind development projects increasingly call for larger offshore wind turbines and heavier foundations, NOV is developing the next generation of larger WTIVs to enable safe and efficient installation processes.

NOV delivered the world's first two telescopic heavy-lift cranes capable of lifting 2,500 tons in retracted mode and 1,250 tons in extended mode. The first vessel is set to install its first offshore wind turbines in April 2023. NOV also booked orders for two third-generation all-electric cranes for a Floating Production Storage and Offloading (FPSO) vessel in Brazil. This is the first order for NOV’s electric crane offering outside of the North Sea as NOV’s global customer base begins to appreciate the improved efficiencies and reduced carbon emissions of NOV’s heavy lift product portfolio.

NOV received an award to reactivate and upgrade a seventh-generation drillship to meet technical specifications for a recent contract. The award includes the installation of a new 165-ton active heave compensated (AHC) crane, an upgraded control system, including a drilling automation system, and associated handling tools.

NOV secured three purchase orders to provide its patented Cocoon & Shroud™ subsea protection structures for deployment in the North Sea. These innovative structures are designed to offer enhanced safety and protection for wellheads, and their unique structural geometry enables fishing nets to over-trawl the Cocoon & Shroud without any damage or obstruction. With these three new orders, 42 such structures have been supplied since their inception in the early 2000s. NOV’s Cocoon & Shroud products have undergone rigorous testing programs to evaluate the effects of subsea aging and are currently undergoing a complete redesign to incorporate new and improved manufacturing techniques and procedures, thus further enhancing their quality and loading requirements.

NOV debuted its all-electric Ideal™ processing plant for fracturing operations, capable of delivering more than 200 barrels per minute (BPM) of fresh water and 30,000 pounds per minute of sand/proppant. The blender and chemical additive system can be easily configured for conventional frac, simultaneous frac, or slip stream operations, and is fully remote-controlled. With the deployment of this unit, NOV takes another stride toward the complete implementation of its all-electric frac site offerings. Additionally, NOV received an order for an additional 15,000 horse power of NOV's Ideal™ eFrac units by a major pressure pumper in North America, which now enables the customer to deploy a complete fleet of Ideal eFrac units in the field.

NOV's Tolteq™ Measurement While Drilling (MWD) tools, featuring the new Hellfire Top Mount Pulser (TMP), were deployed to effectively drill the curve and lateral segments of a three-well pad in Argentina's Vaca Muerta play. Historically, MWD tool performance has been challenged in this application by high flow rates and mud weights, combined with extreme downhole temperatures. Despite these unique challenges, the Tolteq MWD tools drilled a total of 11,800 meters across the three wells with 100% reliability.

NOV secured its first project utilizing the Brandt iNOVaTHERM™ system with a leading national oil company in the Middle East. As operators around the globe increase their focus on reducing the carbon footprint of their drilling operations, technologies like iNOVaTHERM, which reduce operational expenses, decrease carbon emissions, and enhance safety at the wellsite, become even more attractive.

NOV enhanced its Downhole Broadband Solutions (DBS) portfolio by incorporating the iConic™ Digital Transponder (iDT) on NOV’s wired drill pipe (WDP) network in the Norwegian Continental Shelf. The iDT’s smart plug is used to temporarily seal open-hole portions of a well. WDP engages the plug to pull information on conditions below the plug without removing it, enabling decisions to be made prior to removing the plug. This solution offers the ability to detect pressure below barrier plugs downhole, contributing to the successful implementation of technology aimed at preventing well control incidents. NOV continues to expand its broad range of optimization services, visualization tools, downhole drilling equipment, and real-time downhole sensors that leverage its WDP network.

First Quarter Earnings Conference Call

NOV will hold a conference call to discuss its first quarter 2023 results on April 27, 2023 at 10:00 AM Central Time (11:00 AM Eastern Time). The call will be broadcast simultaneously at www.nov.com/investors. A replay will be available on the website for 30 days.

About NOV

NOV (NYSE: NOV) delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating NOV’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the oilfield services and equipment industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this press release and the most directly comparable GAAP financial measures.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by NOV with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Certain prior period amounts have been reclassified in this press release to be consistent with current period presentation.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com

NOV INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Revenue:
Wellbore Technologies	$745	$608	$762
Completion & Production Solutions	718	530	738
Rig Technologies	550	441	620
Eliminations	(51)	(31)	(47)
Total revenue	1,962	1,548	2,073
Gross profit	411	214	443
Gross profit %	20.9%	13.8%	21.4%

Selling, general, and administrative	285	235	281
Operating profit (loss)	126	(21)	162
Interest Expense, net	(13)	(18)	(14)
Equity income in unconsolidated affiliates	48	6	36
Other expense, net	(16)	(2)	(43)
Net income (loss) before income taxes	145	(35)	141
Provision for income taxes	20	14	42
Net income (loss)	125	(49)	99
Net income (loss) attributable to noncontrolling interests	(1)	1	(5)
Net income (loss) attributable to Company	$126	$(50)	$104
Per share data:
Basic	$0.32	$(0.13)	$0.27
Diluted	$0.32	$(0.13)	$0.26
Weighted average shares outstanding:
Basic	392	387	391
Diluted	396	387	395

NOV INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	March 31,	December 31,
	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$774	$1,069
Receivables, net	1,776	1,739
Inventories, net	2,036	1,813
Contract assets	637	685
Prepaid and other current assets	199	187
Total current assets	5,422	5,493

Property, plant and equipment, net	1,814	1,781
Lease right-of-use assets	532	517
Goodwill and intangibles, net	2,026	1,995
Other assets	383	349
Total assets	$10,177	$10,135

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$961	$906
Accrued liabilities	775	959
Contract liabilities	449	444
Current portion of lease liabilities	89	87
Current portion of long-term debt	13	13
Accrued income taxes	21	28
Total current liabilities	2,308	2,437

Long-term debt	1,719	1,717
Lease liabilities	556	549
Other liabilities	286	298
Total liabilities	4,869	5,001

Total stockholders’ equity	5,308	5,134
Total liabilities and stockholders’ equity	$10,177	$10,135

NOV INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$125	$(49)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	77	74
Working capital and other operating items, net	(404)	(128)
Net cash used in operating activities	(202)	(103)

Cash flows from investing activities:
Purchases of property, plant and equipment	(57)	(46)
Other	5	(3)
Net cash used in investing activities	(52)	(49)

Cash flows from financing activities:
Borrowings against lines of credit and other debt	1	1
Cash dividends paid	(20)	(20)
Other	(22)	(17)
Net cash used in financing activities	(41)	(36)
Effect of exchange rates on cash	—	3
Decrease in cash and cash equivalents	(295)	(185)
Cash and cash equivalents, beginning of period	1,069	1,591
Cash and cash equivalents, end of period	$774	$1,406

NOV INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) (Unaudited)

(In millions)

Presented below is a reconciliation of Net Income (Loss) to Adjusted EBITDA. The Company defines Adjusted EBITDA as Operating Profit excluding Depreciation, Amortization, Gains and Losses on Sales of Fixed Assets, and, when applicable, Other Items. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and manage the business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Adjusted EBITDA is not intended to replace GAAP financial measures, such as Net Income. Other Items include impairment, restructure, severance, facility closure costs and inventory charges and credits.

	Three Months Ended
	March 31,		December 31,
	2023	2022	2022
Operating profit (loss):
Wellbore Technologies	$96	$39	$110
Completion & Production Solutions	44	(22)	50
Rig Technologies	53	11	80
Eliminations and corporate costs	(67)	(49)	(78)
Total operating profit (loss)	$126	$(21)	$162

Other items, net:
Wellbore Technologies	$—	$23	$(1)
Completion & Production Solutions	(1)	16	—
Rig Technologies	(3)	6	(11)
Corporate	—	—	4
Total other items	$(4)	$45	$(8)

(Gain)/Loss on Sales of Fixed Assets:
Wellbore Technologies	$—	$2	$—
Completion & Production Solutions	(5)	—	1
Rig Technologies	—	1	—
Corporate	1	2	—
Total (gain)/loss on sales of fixed assets	$(4)	$5	$1

Depreciation & amortization:
Wellbore Technologies	$37	$37	$37
Completion & Production Solutions	16	16	15
Rig Technologies	19	18	19
Corporate	5	3	5
Total depreciation & amortization	$77	$74	$76

Adjusted EBITDA:
Wellbore Technologies	$133	$101	$146
Completion & Production Solutions	54	10	66
Rig Technologies	69	36	88
Eliminations and corporate costs	(61)	(44)	(69)
Total Adjusted EBITDA	$195	$103	$231

Reconciliation of Adjusted EBITDA:
GAAP net income (loss) attributable to Company	$126	$(50)	$104
Noncontrolling interests	(1)	1	(5)
Provision for income taxes	20	14	42
Interest expense	21	19	21
Interest income	(8)	(1)	(7)
Equity income in unconsolidated affiliates	(48)	(6)	(36)
Other expense, net	16	2	43
(Gain)/Loss on Sales of Fixed Assets	(4)	5	1
Depreciation and amortization	77	74	76
Other items, net	(4)	45	(8)
Total Adjusted EBITDA	$195	$103	$231